Exhibit 3.4         Bylaws of State Capital Bank


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                                                            EXHIBIT 3.4

                               STATE CAPITAL BANK

                                    BY-LAWS



                                   ARTICLE I

                                 CORPORATE NAME

         SECTION 1. The corporate name of the Bank is "State Capital Bank", (hereinafter referred to as the "Bank").

         SECTION 2. The principal office of the Bank shall be at 1905 White Heron Road, Annapolis, Maryland 21401.

                                   ARTICLE II

                                  STOCKHOLDERS

         SECTION 1. Place of Meeting. All annual and special meetings of stockholders shall be held at the principal office of the Bank or at such other place in the State of Maryland as the Board of Directors may determine.

         SECTION 2. Annual Meeting. A meeting of stockholders of the Bank for the election of directors and for transaction of any other business of the Bank shall be held annually in either March or April, at such date and time as the Board of Directors may determine.

         SECTION 3. Special Meeting. Special meetings of the stockholders for any purpose or purposes may be called at any time by the President, the Chairman of the Board of Directors, or a majority of the Board of Directors and shall be called by the President, Chairman of the Board of Directors or the Secretary upon the written request of the holders of not less than 50 percent of all the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the principal office of the Bank addressed to the President or the Secretary.

         SECTION 4. Conduct of Meetings. Meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order.

         SECTION 5. Notice of Meeting. Notice stating the place, day and hour of the meeting and the purpose of purposes for which the meeting is called shall be delivered by mail or published not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the President, or the Secretary, or the directors calling the meeting. Notice shall be given to all stockholders in accordance with the laws of Maryland. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. Attendance of a person entitled to notice, in


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person or by proxy,  shall  constitute a waiver of notice of such meeting except when such person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders, not less than twenty days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. Voting List. The officer or agent having charge of the records of the Bank shall make at least ten days before each meeting of the stockholders a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of votes held by each, which list shall be kept on file at the principal office of the Bank and shall be subject to inspection by any stockholder at any time during usual business hours for a period of ten days prior to such meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or to vote at any meeting of stockholders.

         SECTION 8. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law. Unless otherwise provided by law, any action of the stockholders may be taken by a majority of the votes cast at any duly convened stockholders meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director. Any action that may be taken by the stockholders at a duly convened meeting may also be taken pursuant to waiver of notice thereof and upon the unanimous written consent of all shareholders of the Bank; such consent shall set forth the action so taken and shall be filed with the Secretary.

         SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors.

         SECTION 10. Voting Rights. At all meetings of the stockholders of the Bank, stockholders shall have the following voting rights: Each holder of share of capital stock shall be entitled to one vote for each share of capital stock that the stockholder owns of record. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of the such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in

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person or by proxy, by the several persons in whose name ownership  stands,  the vote or votes to which those persons are entitled shall be cast as directed by a majority of the named owners present in person or by proxy at such meeting, but no votes shall be cast if a majority cannot agree.

         SECTION 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of receiver may be voted by such receiver without the transfer thereof into this name if authority so to do is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares as transferred.

         Neither treasury shares of its own stock held by the Bank, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 12. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees substituted as a result of the death or other incapacity of a management nominee. The nominating committee shall deliver written nominations to the Secretary at least twenty days prior to the date of the annual meeting. Provided such committee makes such nominations, no nomination for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the Secretary of the Bank at least five days prior to the date of the annual meeting.

         SECTION 13. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Bank at least thirty (30) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any stockholders may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days before the meeting such proposal shall be laid over for action at the adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

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                                  ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Bank shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from its members. The Chairman of the Board or his designee shall preside at meetings of the Board of Directors.

         SECTION 2. Number and Term. The Board of Directors shall consist of not less than six (6) and not more than fifteen (15) members, the exact number to be set by resolution of a majority of the Board of Directors. The members of the Board of Directors shall be elected to serve for terms of up to one (1) year and until their successors are elected and qualified.

         SECTION 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as are designated by the Board of Directors.

         SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or a majority of the Directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Bank's regular lending area, as the place for holding any special meeting of the Board of Directors called by such persons.

         SECTION 5. Notice. Written notice of any special meeting shall be given to each director at least two days previously thereto delivered personally or by telegram, or at least five days previously thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

         SECTION 6. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time.

         SECTION 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these By-Laws.

         SECTION 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

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         SECTION 9. Resignation.  Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the President.

         SECTION 10. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors.

         SECTION 11. Compensation. Directors, as such, may receive a stated compensation for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at committee meetings as the Board of Directors may determine.

         SECTION 12. Removal of Directors. At a meeting of stockholders called expressly for the purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members two or more of the directors to constitute an executive committee.

         SECTION 2. Authority. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation or By-Laws, adopting a plan of merger or consolidation, recommending to the stockholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all other property and assets of the Bank other than in the usual and regular course of its business, or recommending to the stockholders a voluntary dissolution of the Bank or a revocation thereof.

         SECTION 3. Meetings. Meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution.

         SECTION 4. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at which a quorum is present.

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         SECTION 5. Action Without a Meeting.  Any action  required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         SECTION 6. Resignation and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or the Secretary of the Bank. Unless otherwise specified thereon, such resignation shall take effect upon receipt. The acceptance of such resignation shall be necessary to make it effective.

         SECTION 7. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-Laws.

         SECTION 8. Other Committees. The Board of Directors may by resolution establish an audit committee, a loan committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of business of the Bank and may prescribe the duties, constitution and procedures thereof.

                                   ARTICLE V

                                    OFFICERS

         SECTION 1. Positions. The officers of the Bank shall be a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate a Chairman of the Board as an officer. The President shall be a director of the Bank. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such duties and powers as generally pertain to their respective offices, in addition to the duties and powers described below.

         SECTION 2.  Duties and Powers of Officers.

                    a. President. The President shall be the chief executive officer of the Bank. In the absence of the Chairman of the Board, he shall preside at all meetings of the Directors and of the Shareholders. He shall have general and active management of the business of the Bank, and see that all orders and resolutions of the Board of Directors are carried into effect. He shall have power and authority to sign checks, drafts, and certificates of deposit, to make loans, in such amounts as the Board of Directors shall approve, to accept any and all appointments as receiver, personal representative, depositary or trustee, or any other escrow or trust appointment, on such terms as the Board of Directors may deem proper. He shall be a member of the Board of Directors and all standing committees and shall have the general

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powers and duties of supervision and management usually vested in the office of president of a bank.

                    b. Vice Presidents. The Vice Presidents, in order of their seniority, in the absence or disability of the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors or the President shall prescribe.

                    c. Assistant Vice Presidents. The Assistant Vice Presidents, in the order or their seniority, in the absence or disability of the Vice Presidents, shall perform the duties and exercise the powers of the Vice Presidents, and shall perform such other duties as the Board of Directors or the President shall prescribe.

                    d. Secretary. The Secretary shall attend all sessions of the Board of Directors meetings and all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose in the mode prescribed by law, and shall perform like duties for all committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, when such notice is required. He shall perform such other duties as may be prescribed by the Board of Directors or the President.

                    e. Treasurer. The Treasurer shall (a) have the custody of the corporate funds and securities; (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (c) deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors; and (d) in general perform all of the duties incident to the office of Treasurer as from time to time may be assigned to him by the President or the Board of Directors.

         SECTION 3. Election and Term of Office. The officers of the Bank shall be elected annually by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with the laws of the State of Maryland; but no contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with
Section 3 of this Article V.

         SECTION 4. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Bank will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

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         SECTION 6.  Remuneration.  The remuneration of the officers shall be fixed from time to time by the Board of Directors.

         SECTION 7. Fidelity Bonds. The Bank shall provide a bond for each director, officer, agent or employee of the Bank who, as determined by the Board of Directors, has control over, or access to, the cash or securities of the Bank, if so requested by the Board of Directors, in such sum and with such surety or sureties as shall be acceptable to the Bank Commissioner of the State of Maryland and as the Board of Directors shall determine is required for the faithful performance of the duties of his office and for the restoration to the Bank, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Bank.

                                   ARTICLE VI

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. To the extent permitted by regulations of the Office of the State Bank Commissioner, and except as otherwise prescribed by these By-Laws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees or agents of the Bank in such manner as shall from time to time be determined by the Board of Directors.

         SECTION 4. Deposits. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any of its duly authorized depositories as the Board of Directors may select.

                                  ARTICLE VII

                                 CAPITAL STOCK

         SECTION 1. Certificates for Shares. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the Board of Directors in accordance with the laws of the State of Maryland and the regulations of the Office of the State Bank Commissioner. Such certificates shall be signed by the President or Vice President of the Bank, attested by the Secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. Each certificate for shares of capital stock shall be consecutively numbered. The name and address of the person to whom the shares are issued,

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with the  number of  shares  and date of issue,  shall be  entered  on the stock transfer book of the Bank. All certificates surrendered to the Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

         SECTION 2. Transfer of Shares. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Bank. Such transfer shall be made only on surrender and cancellation of the certificate for such shares. The person in whose name shares of capital stock stands on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes.

         SECTION 3. Issuance of Shares. The Board of Directors may from time to time authorize the issuance of additional shares of capital stock or securities convertible into capital stock.

                                  ARTICLE VIII

                            SAVINGS DEPOSIT ACCOUNTS

         SECTION 1. Ownership. Savings deposit accounts shall be subject to such rules and regulations as the Board of Directors may from time to time prescribe consistent with the laws and regulations of the State of Maryland and these By-Laws. Savings deposit accounts of the Bank shall be evidenced by passbooks, certificates, or such other evidence of account in such form as the Board of Directors shall determine. Savings deposit accounts may be held individually, by two or more persons in any manner, by any association, partnership, Bank, or other entity, or pursuant to a trust. The Bank shall be entitled to recognize the exclusive right to the holder registered on its books as the owner of a savings deposit account.

         SECTION 2. Transfers. Savings deposit accounts shall be transferable only on the books of the Bank by the holder thereof, his legal representative with proper evidence of authority, or his duly authorized attorney, upon surrender of the passbook, certificate or such other evidence of account, properly endorsed. Lost, stolen, or destroyed passbooks, certificates, or other evidence of account may be replaced by the Bank, which replacement shall be marked "Duplicate", upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

         SECTION 3. Withdrawals. Any holder of a savings deposit account may at any time present a written application for withdrawal, in a form prescribed by the Board of Directors, of all or any part of such account. If the Bank so elects, it may at any time pay in full each and every application for withdrawal so presented. However, the Bank may, in appropriate situations, as determined by the Board of Directors, pay all withdrawal applications on the basis of a ratable or pro rata plan in accordance with laws of Maryland.

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The  holder of a savings  deposit  account  has the same claim  priority  in any distribution of assets of the Bank on liquidation as a general creditor of the Bank to the extent of the deposit account's withdrawal value.

                                   ARTICLE IX

                                  FISCAL YEAR

         The fiscal year of the Bank shall end on the last day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by an independent public accountant appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                   ARTICLE X

                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be concentric circles between which shall be the name of the Bank. The year of incorporation may appear in the center.

                                   ARTICLE XI

                                   AMENDMENTS

         These By-Laws may be amended at any time by a two-thirds vote of the full Board of Directors.

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